[LETTERHEAD OF MACHADO, MEYER, SENDACZ E OPICE]

(EXHIBIT 23.8)

São Paulo, Brazil, January 20, 2006.

We hereby consent to the reference to our name under the captions “Part Five: The Merger — Material Tax Considerations — Brazilian Tax Considerations,” “Part Seven: Additional Information for Shareholders — Enforceability of Civil Liabilities under U.S. Securities Laws” and “Part Eight: Legal and Regulatory Matters — Legal Matters” in the prospectus included in Amendment No. 1 to the registration statement on Form F-4 of Telesp Celular Participações S.A., to the filing of our opinions, both dated January 20, 2006, as exhibits to the registration statement, as amended, to the summarization of such opinions in “Part Five: The Merger — Material Tax Considerations — Brazilian Tax Considerations” and to the references to our firm in Exhibits 2.3.1, 2.3.2, 2.3.3, 2.3.4, 2.3.5, 5.1, and 8.1 to the registration statement, as amended.

Very truly yours,

/s/ Machado, Meyer, Sendacz e Opice Advogados

MACHADO, MEYER, SENDACZ E OPICE ADVOGADOS